Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

RED LION HOTELS CORPORATION

ARTICLE 1

OFFICES

Section 1.1 Principal Executive Office. The principal executive office (the “Principal Office”) of the Corporation shall be located at 201 W. North River Drive, Suite 100, Spokane, Washington 99201 or such other locations as the Board of Directors shall determine.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Washington as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE 2

MEETING OF SHAREHOLDERS

Section 2.1 Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with the Articles of Incorporation and these By-Laws shall be held on the date and at the time fixed from time to time by the Board of Directors within thirteen (13) months after the date of the preceding annual meeting.

The annual meeting of shareholders of the Corporation shall not be called or held otherwise than as provided in the Articles of Incorporation or in these By-Laws.

Section 2.2 Special Meetings. Special meetings of shareholders of the Corporation may be called only at the direction of (i) the Board of Directors by a resolution adopted by the affirmative vote of a majority of the Board of Directors, or (ii) the holders of not less than a majority in aggregate of the then issued and outstanding shares of stock of the Corporation entitled to vote thereat (“Voting Shares”), upon written request delivered to the Secretary of the Corporation. Special meetings of shareholders of the Corporation shall not be called or held otherwise than as provided in the Articles of Incorporation or in these By-Laws.

Section 2.3 Place of Meeting. Meetings of the shareholders of the Corporation shall be held at such place, either within or without the State of Washington as the Board of Directors may determine. In the absence of any such designation, shareholders’ meetings shall be held at the Principal Office.

Section 2.4 Business Conducted at Annual Meeting.

(1) At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.4. This Section 2.4 shall not apply to matters of procedure that, pursuant to Section 7.12(a) of these By-Laws, are subject to the authority of the chairman of the meeting.

(2) For an item of business or proposal to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was first released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of the current year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3) A shareholder’s notice to the Secretary under Section 2.4(2) shall set forth, as to each item of business or proposal the shareholder intends to bring before the meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, and (iv) any financial interest of the shareholder or any such other shareholders in such item of business or proposal.

(4) The Board of Directors, or a designated committee thereof, may reject a shareholder’s notice that is not timely given in accordance with the terms of Section 2.4(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a timely shareholder’s notice does not satisfy the requirements of Section 2.4(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 2.4(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5) Notwithstanding the procedures set forth in Section 2.4(4), if a shareholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 2.4 in connection with such item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the item of business or proposal shall not be brought before the meeting.

This Section 2.4 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section 2.4 in connection therewith.

Section 2.5 Notice. Except as otherwise provided by Washington Business Corporation Act, RCW Chapter 23B (hereafter “Act”), or unless lapse of time shall be waived, written notice of the time, date and place of any shareholders meeting, and, in the case or a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder at least ten (10) nor more than sixty (60) days before the date of such a meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6 Quorum. At any meeting of shareholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present. Once a quorum is present, shareholders may continue to transact business at the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.7 Voting. When a quorum is present at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action (taking into account those voting in person or by proxy at the meeting and entitled to vote on the subject matter unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these By-Laws a different vote is require, and such approved action shall be the act of the shareholders.

Section 2.8 Adjourned Meeting. Any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented in person or by proxy whether or not a quorum is present. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting; however, if a record date for the adjourned meeting is or must be fixed in accordance with the Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 2.9 Proxies. Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy executed by, or delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the Act.

Section 2.10 Shareholder Action by Consent. Without a meeting any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those shareholders who did not consent in writing. Any such consent in writing shall be filed with the minutes of proceedings of the shareholders. If the Act requires that notice of a proposed action be given to non-voting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its non-voting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to the non-voting shareholders in a notice of meeting at which the proposed action would have been submitted to such shareholders for action.

Section 2.11 Waiver of Notice. A shareholder may waive any notice required to be given by these By-Laws, or the Articles of Incorporation of this Corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

ARTICLE 3

DIRECTORS

Section 3.1 Powers. The Board of Directors shall be responsible for the entire management of the business of this Corporation. In addition to the powers and authorities by these By-Laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such corporate powers and do all such lawful acts and things as are not otherwise prohibited by the Act or by the Articles of Incorporation or by these By-Laws. The Board of Directors may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate power shall be exercised under the ultimate direction of the Board of Directors.

Section 3.2 Number; Terms. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of directors, but in no case shall the number be less than three nor more than 13. Each director elected by the shareholders at an annual meeting of shareholders shall hold office for a term expiring at the next annual meeting of shareholders, or until such director’s successor is elected and qualified.

Section 3.3 Nominations and Qualifications of Directors.

(1) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.

(2) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3) A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.

(4) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5) Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.

(6) All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington.

(7) The Corporation elects to be governed by Section 23B.10.205 of the Act with respect to the election of directors as set forth in this Section 3.3(7). In any election of directors at a meeting of shareholders that is not a contested election (as defined below), the candidates elected are those receiving a majority of the votes cast. For purposes of this Section 3.3(7), a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. The following shall not be considered votes cast for this purpose: (i) a share whose ballot is marked as withheld, (ii) a share otherwise present at the meeting but for which there is an abstention, and (iii) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. A nominee for director in an election that is not a contested election who does not receive a majority of votes cast, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earliest of: (A) ninety (90) days from the date on which the voting results of the election are determined, (B) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors, or (C) the date and time at which the director’s resignation pursuant to Section 3.10 of these By-Laws becomes effective. In a contested election, the persons receiving a plurality of the votes cast shall be elected directors. For purposes of this Section 3.3(7), a “contested election” is any meeting of shareholders for which (I) the Secretary of the Corporation receives a notice that a shareholder proposes to nominate a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 3.3(2) and Section 3.3(3) of these By-Laws, (II) such nomination has not been withdrawn by such shareholder on or prior to the last date that a notice of nomination for such meeting is timely as determined under Section 3.3(2), and (III) the Board of Directors has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. For purposes of clarity and to resolve any ambiguity under Section 23B.10.205 of the Act, it shall be assumed that, for purposes of determining the number of director nominees, on the last day for delivery of a notice under Section 3.3(2) of these By-Laws, there is a candidate nominated by the Board of Directors for each of the director positions to be voted on at the meeting. Nothing in this Section 3.3(7) is intended to limit the authority of the Board of Directors to determine that a bona fide election contest does not exist, in which event it shall disclose the applicable voting regime in the notice of meeting or, if such determination occurs after such notice has been sent, send a new notice that includes disclosure of the applicable voting regime.

Section 3.4 Meetings.

(1) Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President, the Vice President or two or more directors. Oral or written notice of each special meeting of the Board of Directors, stating the time and place of the meeting, shall (i) be given to each director not less than two days before such meeting or (ii) be delivered to the director personally by facsimile or by telephoning not less than one (1) day before the meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors.

(2) Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear each other. Such participation constitutes presence in person at such meeting.

(3) Whenever notice is required to be given to any director pursuant to the Act, the Corporation’s Articles of Incorporation or these By-Laws, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.5 Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by the Act, the Articles of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. Any meeting of the Board of Directors may be adjourned and continued at a later time, including a meeting at which a quorum is not present. Notwithstanding Section 4 of this Article, notice of the adjourned meeting or of the business to be transacted therein, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 3.6 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (b) approve or propose to shareholders action which the corporate law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend Articles of Incorporation; (e) adopt, amend, or repeal By-Laws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors. At such time as the stock of the Corporation may be publicly traded upon any exchange, there shall be an Audit Committee of one or more independent directors and a Compensation Committee of one or more independent directors.

Section 3.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee, as the case may be.

Section 3.8 Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

Section 3.9 Vacancies. Except as otherwise provided in these By-Laws, any newly created directorship resulting from any increase in the number of directors and any vacancy on the Board of Directors resulting from death, resignation, removal or other cause may be filled by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum of the Board of Directors, and the person appointed thereto shall hold office until the next annual meeting of shareholders, or until such director’s successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.10 Resignation of Directors. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, shall take effect at the time of its receipt by the Chairman, the Chief Executive Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of a director.

Section 3.11 Removal of Directors. A duly elected director of the Corporation may be removed from such position, with or without cause, only by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of such director as provided in the Articles of Incorporation.

Section 3.12 Chairman. The Board of Directors may select one of its members to be Chairman. The Chairman shall have such powers and perform such duties which are commonly associated with the office of Chairman, including, presiding at meetings of the Board of Directors and at shareholder meetings. The Chairman shall also have such powers and perform such duties as are set forth in these By-Laws and as may from time to time be assigned to him by the Board of Directors.

Section 3.13 Vice Chairman of the Board. The Vice-Chairman of the Board, if there be any, shall be a member of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.14 Interested Directors and Officers.

(1) Contracts and Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are also directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) Disclosure to Board. The material facts as to his interest and as to the contract or transaction are disclosed or known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors, even though the disinterested directors be less than a quorum; or

(b) Disclosure to Shareholders. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

(c) Fairness. The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors or the shareholders.

(3) Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction in the preceding section.

Section 3.15 Presumption of Assent. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to the holding of the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director shall file written dissent or abstention with the presiding officer of the meeting before such adjournment or to the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE 4

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall consist of a President, a Secretary, a Chief Financial Officer (Treasurer) and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Any number of offices may be held by the same person. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. No officer need be a shareholder of this Corporation.

Section 4.2 Other Officers. The Board of Directors, at its discretion, may appoint, or empower the President to appoint, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors or the President may from time to time determine.

Section 4.3 Removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under an employment contract).

Section 4.4 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or to the Secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

Section 4.6 Salaries. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors or the committee of the Board designated for that purpose. No officers shall be prevented from receiving such salary by reason of the fact that said officer is also a director of this Corporation.

ARTICLE 5

INDEMNIFICATION

Section 5.1 Indemnification Rights. To the fullest extent permitted by the Act, as the same may be amended and supplemented, the Corporation shall indemnify each current or former director or officer of the Corporation from and against any and all expenses, liabilities or other matters referred to in or covered by the Act, including, without limitation, by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 5.2 Nonexclusivity. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Except as may otherwise be specifically provided in these By-Laws, no provision of these By-Laws is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Act upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers, employees or agents, including in particular the power of the Corporation to furnish indemnification to directors, officers, employees and agents in the capacities defined and prescribed by the Act and prescribed rights of said persons to indemnification as the same are conferred by the Act.

Section 5.3 Advancement of Expenses. The rights granted herein shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

ARTICLE 6

SHARES AND SHAREHOLDERS

Section 6.1 Share Certificates.

(1) The Corporation may issue a certificate or certificates representing shares of its stock. No shares of this Corporation shall be issued unless authorized by the Board or a committee of the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Act and shall state: 1) The name of the Corporation and that the Corporation is organized under the laws of the State of Washington; 2)The name of the person to whom issued; and 3) The number and class of shares and the designation of the series, if any, which such certificate represents. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors may appoint one or more transfer agents and registrars for its stock of any class or classes and may require stock certificates to be countersigned and registered by one or more of the transfer agents and registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent of registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. The Corporation shall be entitled to issue shares of its capital stock without certificates representing such shares if the Board of Directors of the Corporation shall so resolve.

(2) There shall be set forth on the face or back of a certificate which the Corporation may issue to represent a class or series of stock one of the following: (1) a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or (2) a summary of the statement described in subsection 1.B.(1) above. If a security of the Corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

(3) The Corporation may, but shall not be required to, issue certificates representing a fraction of a share and, in this event, the holder thereof shall have all the rights appurtenant to ownership of that interest in the Corporation. If the Corporation elects not to issue certificates representing a fraction of a share to the persons entitled thereto, it shall, at its election, either:

(4) Arrange for disposition of the fractional interest by those entitled thereto.

(5) Pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

(6) Issue scrip or warrants in registered or bearer which entitles the holder to receive a full share upon surrender of such scrip or warrants aggregating one or more full shares, which scrip or warrants may, if the Board of Directors elects, either become (i) void if not so surrendered on or before a specified date, or (ii) subject to such other conditions or limitations as may be designated by the Board of Directors.

Section 6.2 Transfer of Certificates. Where a certificate for shares is presented to the Corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the Corporation is under a duty to register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the certificate is endorsed or the instructions were originated by the appropriate person or persons; (b) reasonable assurance is given that those endorsements or instructions are genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; and (e) reasonable assurance is given that the transfer is in fact rightful or is to a bona fide purchaser.

Section 6.3 Lost Certificates. Where a certificate is alleged to have been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (a) so requests, in writing, before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; and (b) if so requested by the Board of Directors, gives the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or wrongful taking of such certificate or the issuance of such new certificate. Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court judgment in an action brought in a court of appropriate jurisdiction.

Section 6.4 Registration of Shares. The Corporation shall recognize the person or persons registered in its stock ledger as the exclusive owner and holder of the shares registered in his name and as the “shareholder” for all purposes herein with the exclusive rights inter alia to vote the shares, to receive dividends declared with respect to the shares, to transfer the shares to others, and to exercise any other rights of shareholders. The Corporation shall have no obligation to recognize any equitable or other claim or interest in any shares on the part of any person or persons other than the registered owner, as set forth in the stock ledger, whether or not the Corporation shall have any notice thereof, except as may otherwise be provided by the laws of the State of Washington. “Shares” for the purposes hereof, shall mean shares of the Corporation’s stock authorized by its Articles of Incorporation and registered in the stock ledger as issued and outstanding, including any one or more classes of stock so authorized and whether or not such share is deemed to have voting or other privileges. It is the duty of every shareholder to notify this Corporation of the shareholder’s post office address.

Section 6.5 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6.6 Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

ARTICLE 7

GENERAL PROVISIONS

Section 7.1 Notices. Whenever any statute, the Articles of Incorporation or these By-Laws requires notice to be given to any director or shareholder, such notice may be given in writing by mail, addressed to such director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may also be given by facsimile or telephone.

Section 7.2 Dividends and Reserves. The Board of Directors, from time to time, may determine whether any, and, if any, what part, of its net assets in excess of its capital available therefor pursuant to applicable law and the Articles of Incorporation shall be declared by it as dividends on the stock of the Corporation. The Board of Directors, in its discretion, in lieu of declaring any such dividend, may use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

Section 7.3 Seal. The corporate seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year and state of its incorporation.

Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 7.5 Record Date; Books and Records.

(1) The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.

(2) The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of the Board of Directors and shall keep at its Principal Office or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 7.6 Check, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 7.7 Authority to Execute Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, subject to the applicable laws of the State of Washington. Such authority may be general or confined to specific instances and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 7.8 Representation of Shares of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 7.9 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Act shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 7.10 Books and Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation; shall maintain appropriate accounting records; and the Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and shall keep a copy of the following records at its Principal Office:

(1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(2) The By-Laws or Restated By-Laws and all amendments to them currently in effect;

(3) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(5) All written communications to shareholders generally within the past three (3) years;

(6) A list of the names and business addresses of its current directors and officers; and

(7) Its most recent annual report delivered to the Corporations Division of the State of Washington.

Section 7.11 Financial Statements. Not later than four (4) months after the close of its fiscal year, and in any event prior to the annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement as of the close of the fiscal year. Upon written request, the Corporation shall mail to any shareholder a copy of the most recent balance sheet and income statement. If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them. If not, the statements must be accompanied by the statement required by Washington law, which is signed by the President or a person responsible for the Corporation’s accounting records.

Section 7.12 Rules of Order. The rules contained in the most recent edition of Robert’s Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation or these By-Laws, subject to the following:

(a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If the chairman in his or her absolute discretion deems it advisable to dispense with the rules of parliamentary procedure for any meeting or any part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b) If disorder should arise which prevents continuation of the legitimate business of the meeting, or if the chairman should otherwise determine that it is desirable to do so, the chairman may quit the chair and announce the adjournment of the meeting. Upon so doing, the meeting shall be deemed immediately adjourned, subject to being reconvened in accordance with Section 2.8 of these By-Laws.

(c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting of shareholders.

(d) Without limiting the requirements of Section 2.4 and Section 3.3 of these By-Laws, a resolution or motion at a meeting of shareholders shall be considered for vote only if proposed by a shareholder or duly authorized proxy and seconded by an individual who is a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

ARTICLE 8

AMENDMENTS

Subject to any limitations imposed by law or the Articles of Incorporation these By-Laws may be altered, amended, supplemented or repealed, or new By-Laws may be adopted, (a) at any annual or special meeting of the shareholders by affirmative vote of all shareholders or (b) at any regular or special meeting of the Board of Directors by affirmative vote of a majority of the Board of Directors. In either case, notice of the proposed amendment must be given in the Notice of the meeting.

The undersigned, being the Secretary of Red Lion Hotels Corporation, hereby certifies that the foregoing Amended and Restated By-Laws were adopted by the Board of Directors of the Corporation effective August 7, 2013.

/s/ Thomas L. McKeirnan
Thomas L. McKeirnan, Secretary